Exhibit 99.2

NEWS RELEASE

For release May 17, 2005

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ASSET CORPORATION

ANNOUNCES STOCK BUYBACK

SANTA MONICA, California – (May 17, 2005) –Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its Board of Directors had authorized Anworth to acquire up to 2,000,000 shares of its common stock, or approximately 4% of its total shares of common stock outstanding. The shares are expected to be acquired at prevailing prices through open market transactions. The purchases are to be made subject to restrictions relating to volume, price and timing. The actual number and timing of share repurchases will be subject to market conditions and applicable Securities and Exchange Commission rules.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to its shareholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings. Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth acquires mortgage loans with a focus on high credit-quality jumbo adjustable-rate and hybrid first-lien single-family residential mortgage loans. Belvedere Trust and its subsidiaries securitize such mortgage loans for financing purposes and to sell mortgage-backed securities in the capital markets.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493